CONE MILLS CORPORATION

                   INCENTIVE STOCK OPTION AGREEMENT


         THIS AGREEMENT, dated as of the 15th day of June, 2001, between Cone Mills Corporation, a North Carolina corporation having its principal office at 3101 N. Elm Street, Greensboro, North Carolina (hereinafter called the "Company"), and, Name a key management employee of the Company (hereinafter called the "Option Holder").

                              WITNESSETH:

         WHEREAS, the Board of Directors of the Company has adopted, and the shareholders have approved, the 2001 Stock Incentive Plan, a copy of which is annexed hereto as Exhibit A (hereinafter called the "Plan"); and

         WHEREAS, the Company recognizes the value to it of the services of the Option Holder as a key management employee and is desirous of furnishing him or her with added incentive and inducement to contribute to the success of the Company; and

         WHEREAS, on June 15, 2001, pursuant to the provisions of the Plan, the stock committee ("Committee") appointed by the Board of Directors of the Company
(a) granted to the Option Holder, pursuant to Paragraph 7 of the Plan, an option in respect of the number of shares as set forth herein, (b) designated the option an Incentive Stock Option, (c) fixed and determined the option price as set forth herein, and (d) approved the form of this Agreement:

         NOW, THEREFORE, in consideration of the mutual promises and representations herein contained and other good and valuable consideration, it is agreed by and between the parties hereto as follows:

1. Subject to the Plan, the terms and provisions of which are incorporated herein by reference, the Company hereby grants to the Option Holder an Incentive Stock Option to purchase, on the terms and subject to the conditions hereinafter set forth, all or any part of an aggregate of shares of the Common Stock ($0.10 par value) of the Company at the purchase price of $1.11 per share (the "Option"), exercisable in the amounts and at the times set forth in this paragraph 1. Unless sooner terminated as provided in Paragraphs 3 and 4 of this Agreement, the Option shall terminate, and all rights of the Option Holder hereunder shall expire, on June 14, 2011. In no event may the Option be exercised after June 14, 2011.

         The Option may be exercised as follows:

         (a) up to shares (20% of the total shares subject to the Option) at any time after November 8, 2001 and prior to termination of the Option;

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         (b) up to shares (40% of the total shares subject to the Option), less any shares previously purchased pursuant to the Option, at any time after November 8, 2002 and prior to termination of the Option;
         (c) up to shares (60% of the total shares subject to the Option), less any shares previously purchased pursuant to the Option, at any time after November 8, 2003 and prior to termination of the Option;
         (d) up to shares (80% of the total shares subject to the Option), less any shares previously purchased pursuant to the Option, at any time after November 8, 2004 and prior to termination of the Option;
         (e) up to shares (100% of the total shares subject to the Option), less any shares previously purchased pursuant to the Option, at any time after November 8, 2005 and prior to termination of the Option;

         provided, however, that not less than one hundred shares may be purchased at any one time unless the number purchased is the total number that may be purchased under the Option at that time. The Committee retains the right in accordance with the Plan to accelerate the vesting schedule under such circumstances it deems appropriate including but not limited to the occurrence of a Change of Control as defined in the Plan.

  2. The option or any part thereof may, to the extent that it is exercisable, be exercised by providing written notice of intent to exercise the Option, delivered to the Company at its principal office, and payment in full of the option price for the number of shares with respect to which the Option is being exercised. Payment of the aggregate option price for the number of shares purchased shall be made in whole or in part in the form of cash, a check made payable to the Company, or by delivery of duly endorsed certificates evidencing shares of Common Stock of the Company. Upon receipt of shares as consideration for the purchase price, the Company shall determine the Fair Market Value of the delivered shares, as defined by the Plan, and advise the Option Holder of any balance due to be paid in cash. No fractional shares shall be received as consideration for the exercise price. Any excess of the Fair Market Value of the delivered shares over the exercise price shall be returned to the Option Holder in the form of a certificate representing the shares to be returned. No certificate representing the option shares shall be delivered until payment in full for such shares has been made.

3. The Option or any part thereof may be exercised during the lifetime of the Option Holder only by the Option Holder and, except as provided in this paragraph 3, may be exercised only while the Option Holder is in the employ of the Company. Provided, however, that the Option Holder may exercise the Option prior to its expiration, in whole or in part, for a period of three months after a severance of the employment relationship, but only to the extent that such Options were exercisable on the date of such severance. Except as so exercised, such Options shall expire at the end of such three-month period.

         If the Option Holder shall retiree from the employ of the Company and shall qualify for Normal or Early Retirement under the retirement plan for which the Option Holder is eligible, the Option Holder shall have the right to exercise the option, prior to its expiration, in whole or in part (regardless of the extent to which such Option was exercisable immediately prior to his or her retirement), for a period of three months from and after retirement, and except as so exercised, such Option shall expire at the end of such three-month period.

         If before the date of expiration of the Option, the Option Holder shall retire from the employ of the Company by reason of disability under the then established policies of the Company, the Option Holder shall have the right to exercise the Option prior to its expiration, in whole or in part (regardless of the extent to which such Option was exercisable immediately prior to retirement), for a period of one year from and after the retirement. Except as so exercised, such Option shall expire at the end of such one-year period.

4. Except as provided below in this Paragraph 4 with respect to transfers upon the death of the Option Holder, the Option shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option or any right of privilege confirmed hereby contrary to the provisions hereof, the Option and the rights and privileges confirmed hereby shall immediately become null and void.

         In the event of the death of Option Holder while in the employ of the Company and before the date of expiration of the Option, the personal representative, or any person or persons who shall have acquired the Option by bequest or inheritance from the Option Holder, shall have the right to exercise the Option prior to its expiration, in whole or in part (regardless of the extent to which such Options were exercisable immediately prior to the Option Holder's death), for a period of one year from and after the Option Holder's death. Except as so exercised, such Options shall expire at the end of such one-year period.

5. The Option Holder acknowledges that, in the event of certain dispositions of shares of Common Stock purchased pursuant to exercise of the Option, the Option Holder may recognize ordinary income for federal and state income tax purposes (generally in an amount equal to the difference between the fair market value of the purchased shares on the date of exercise and the option price therefor) and the Company may be entitled to a corresponding deduction. Consequently, the Option Holder agrees to notify the Company of any disposition of shares purchased pursuant to exercise of the Option that is made within two years from the date of grant of the Option (June 15, 2001), or within one year after the delivery of a stock certificate evidencing such shares and to provide to the Company such information with respect to the disposition as may be reasonably requested by the Company. The Option Holder further agrees that, in the event of a disposition within either of the aforesaid periods, the Option Holder will pay, or make arrangements for payment, to the Company an amount equal to the income and other taxes that the Company may be required to withhold as a result of the Option Holder's disposition and that, unless such payment or arrangement is made, the Company shall be entitled to withhold, from other sums payable to the Option Holder the amount of such income and other taxes.

6. Any notice to be given to the Company shall be addressed to the Secretary of the Company at the location of its principal corporate office.

7. Nothing herein contained shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the provisions of any pension, insurance or other benefit plan or program of the Company as in effect from time to time and for which the Option Holder is eligible.

8. Nothing herein contained shall affect the right of the Company, subject to the terms of any existing contractual arrangement to the contrary, to terminate the Option Holder's employment at any time for any reason whatsoever.

9. This Agreement shall be binding upon and inure to the benefit of the Option Holder, his or her personal representatives, heirs and legatees, but neither this Agreement nor any rights hereunder shall be assignable or otherwise transferable by the Option Holder except as expressly set forth in this Agreement or in the Plan.

10. Any reference to an employment relationship with the Company within this Agreement shall apply to the employment relationship with any of its Subsidiaries, as defined in the Plan.





                                  CONE MILLS CORPORATION


                                  By /s/John L. Bakane
                                    John L. Bakane
                                    President and Chief Executive Officer